Exhibit 99.1

NEWS RELEASE For immediate release Patrick Johnson 904 598 7422 PatrickJohnson@RegencyCenters.com

Regency Centers Comments on 2015 Earnings Guidance

JACKSONVILLE, Fla. (January 14, 2015) – Regency Centers Corporation (“Regency” or the “Company”) today stated that as a result of its proposed equity offering announced on January 14, 2015, the Company’s full-year 2015 Core Funds From Operations (“Core FFO”) and Funds From Operations (“FFO”) guidance released on December 15, 2014 is not impacted. The Company has updated 2015 acquisitions and dispositions expectations to include recent activity.

About Regency Centers Corporation (NYSE: REG)

With more than 50 years of experience, Regency is the preeminent national owner, operator and developer of high-quality, grocery-anchored neighborhood and community shopping centers. The Company’s portfolio of 322 retail properties encompasses over 43.1 million square feet located in top markets throughout the United States, including co-investment partnerships. Regency has developed 219 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

###

Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.